Exhibit 4.8.82 - Document List - LIST OF HEATING VENTILATION DRAWINGS 2

Drawing List	Page 2	Total 4
Building Owner	Shenyang Sunshine Pharmaceutical Company Limited	Design No.	D Wen-558-1-HV-1/4-4/4	Project No.	Q558
Project Title	New Plant Project of Shenyang Sunshine Pharmaceutical Company Limited	Sub-project Title	Air-conditioning and Ventilation	Design Item	Heating Ventilation HVAC/Secondary Construction Design
Drawing No.	Drawing Title	Size	Remark
D-558-2-HV-29	K21 K22 LIST OF PARAMETER INDICES IN VENTILATING AND AIR CONDITIONING DESIGN ROOM	A4	Drawing No. of Design Consultant:E05-061305-34
D-558-2-HV-30	K23 K24 K25 LIST OF PARAMETER INDICES IN VENTILATING AND AIR CONDITIONING DESIGN ROOM	A4	Drawing No. of Design Consultant:E05-061305-35
D-558-2-HV-31	K31 K32 LIST OF PARAMETER INDICES IN VENTILATING AND AIR CONDITIONING DESIGN ROOM	A3	Drawing No. of Design Consultant:E05-061305-36
D-558-2-HV-32	K33 K34 LIST OF PARAMETER INDICES IN VENTILATING AND AIR CONDITIONING DESIGN ROOM	A4	Drawing No. of Design Consultant:E05-061305-37
D-558-2-HV-33	K41 LIST OF PARAMETER INDICES IN VENTILATING AND AIR CONDITIONING DESIGN ROOM	A2	Drawing No. of Design Consultant:E05-061305-38
D-558-2-HV-34	K51 K52 LIST OF PARAMETER INDICES IN VENTILATING AND AIR CONDITIONING DESIGN ROOM	A2	Drawing No. of Design Consultant:E05-061305-39
D-558-2-HV-35	K61 K62 K71 LIST OF PARAMETER INDICES IN VENTILATING AND AIR CONDITIONING DESIGN ROOM	A2	Drawing No. of Design Consultant:E05-061305-40
D-558-2-HV-36	——————————	A2
D-558-2-HV-37	LOCATION DIMENSION DIAGRAM OF MEZZANINE IN THE FIRST FLOOR	A2	Drawing No. of Design Consultant:E05-061305-69
D-558-2-HV-38	PLAN OF AIR OUTLET OF EQUIPMENT IN THE FIRST FLOOR	A2	Drawing No. of Design Consultant:E05-061305-68
D-558-2-HV-39	PLAN LAYOUT OF AIR SUPPLY DUCT IN MEZZANINE OF THE FIRST FLOOR A	A1	Drawing No. of Design Consultant:E05-061305-70
D-558-2-HV-40	PLAN LAYOUT OF AIR SUPPLY DUCT IN MEZZANINE OF THE FIRST FLOOR B	A2	Drawing No. of Design Consultant:E05-061305-71
D-558-2-HV-41	PLAN LAYOUT OF RETURN AIR DUCT IN MEZZANINE OF THE FIRST FLOOR A	A2	Drawing No. of Design Consultant:E05-061305-72
D-558-2-HV-42	PLAN LAYOUT OF RETURN AIR DUCT IN MEZZANINE OF THE FIRST FLOOR B	A2	Drawing No. of Design Consultant:E05-061305-73
D-558-2-HV-43	PLAN LAYOUT OF EXHAUST DUCT IN MEZZANINE OF THE FIRST FLOOR	A2	Drawing No. of Design Consultant:E05-061305-74
D-558-2-HV-44	PLAN OF AIR DUCT OF FCU EQUIPMENT IN THE FIRST FLOOR	A2
D-558-2-HV-45	LOCATION MAP OF AIR OUTLET OF FCU EQUIPMENT IN THE SECOND FLOOR	A1
D-558-2-HV-46	PLAN OF FCU AIR DUCT IN THE SECOND FLOOR	A2
D-558-2-HV-47	PLAN OF FRESH AIR DUCT OF FCU SYSTEM IN THE SECOND FLOOR	A2
D-558-2-HV-48	PLAN OF RETURN AIR DUCT OF FCU SYSTEM IN THE SECOND FLOOR	A2
D-558-2-HV-49	DIMENSION LOCATION DIAGRAM OF AIR OUTLET IN CLEAN AREA OF THE SECOND FLOOR	A2
D-558-2-HV-50	PLAN OF WATER SUPPLY DUCT IN CLEAN AREA OF THE SECOND FLOOR	A2
D-558-2-HV-51	PLAN OF RETURN AIR DUCT IN CLEAN AREA OF THE SECOND FLOOR	A2
D-558-2-HV-52	PLAN OF AIR SUPPLY DUCT IN GENERATOR ROOM MEZZANINE OF THE SECOND FLOOR	A2
D-558-2-HV-53	PLAN OF RETURN AIR DUCT IN GENERATOR ROOM MEZZANINE OF THE SECOND FLOOR	A2
D-558-2-HV-54	PLAN OF FRESH AIR DUCT IN GENERATOR ROOM OF THE SECOND FLOOR A``	A2
D-558-2-HV-55	PLAN OF FRESH AIR DUCT IN GENERATOR ROOM OF THE SECOND FLOOR B	A2
D-558-2-HV-56	PLAN OF EXHAUST DUCT IN GENERATOR ROOM MEZZANINE OF THE SECOND FLOOR	A1
D-558-2-HV-57	PLAN OF WATER PIPE OF FCU EQUIPMENT IN THE SECOND FLOOR	A2	Drawing No. of Design Consultant:E05-061305-81
D-558-2-HV-58	LOCATION DIMENSION DIAGRAM OF AIR CONDITIONING UNITS IN GENERATOR ROOM OF THE SECOND FLOOR	A2
D-558-2-HV-59	FOUNDATION LOCATION DIMENSION DIAGRAM OF AIR CONDITIONING UNITS IN GENERATOR ROOM OF THE SECOND FLOOR	A2
D-558-2-HV-60	LOCATION MAP OF AIR OUTLET PERFORATION DIMENSIONS IN GENERATOR ROOM OF THE SECOND FLOOR	A2
Project Principal	Checked by	Authorized by	Date	2009.05.15